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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 23, 2003

Date of earliest event reported: December 19, 2003

Magellan Midstream Partners, L.P.
(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	1-16335 (Commission File Number)	73-1599053 (IRS Employer Identification No.)
P.O. Box 22186, Tulsa, Oklahoma (Address of principal executive offices)		74121-2186 (Zip Code)

Registrant's telephone number, including area code: (918) 574-7000

Not Applicable
(Former name or former address, if changed since last report)

Item 5.    Other Events.

        On December 19, 2003, Magellan Midstream Partners, L.P. (the "Partnership") issued a press release (the "Previous Press Release") which it filed as Exhibit 99.1 to its Form 8-K (filed with the Securities and Exchange Commission on December 19, 2003) announcing that it entered an underwriting agreement with respect to the issuance and sale in an underwritten public offering by the Partnership of 200,000 common units and the issuance and sale by Magellan Midstream Holdings, L.P., the owner of the Partnership's general partner (the "Selling Unitholder") of 4,300,000 common units, which represent limited partner interests in the Partnership.

        This Current Report on Form 8-K/A is being furnished to correct an inaccuracy in the Previous Press Release relating to the number of common units granted to the underwriters as an over-allotment option. The underwriters were granted an option to purchase up to an additional 675,000 common units from the Selling Unitholder. Other than as described above, the following contents of this press release are the same as the Previous Press Release.

  Financial Statements and Exhibits.

        The exhibit identified below is filed as part of this report:

        Exhibit 99.1    Corrected Press Release of the Partnership dated December 19, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.
	By:	Magellan GP, LLC its General Partner
Date: December 23, 2003	By:	/s/ SUZANNE H. COSTIN
Name: Suzanne H. Costin Title: Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Corrected Press Release of the Partnership dated December 19, 2003.

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SIGNATURES
EXHIBIT INDEX